Exhibit 99.3

Myers Industries, Inc.
and ITML Horticultural Products Inc.
and Lone Star Plastics, Inc.
Pro forma Combined Financial Statements

On January 9, 2007, Myers Industries, Inc. (Myers) acquired all of the shares of ITML Horticultural Products Inc., and Lone Star Plastics, Inc. (collectively referred to as ITML). The purchase price was approximately $45.5 million plus the assumption of debt outstanding. The unaudited pro forma combined statement of income gives effect to the acquisition of ITML as if it has occurred on January 1, 2006. The pro forma information is based on the historical financial statements of Myers as of and for the year ended December 31, 2006, and ITML as of December 31, 2006 for pro forma combined balance sheet information purposes and for the year ended October 31, 2006 for pro forma combined statement of income purposes, giving effect to the transaction based on the assumptions and adjustments described in the accompanying notes to the pro forma combined balance sheet and statement of income. The purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values when appraisals, other studies and additional information become available. The assets acquired and liabilities assumed are shown at their estimated fair market values based on a preliminary purchase price allocation in the pro forma combined balance sheet.

The pro forma combined statement of income may not be indicative of the results that would have occurred if the combination had been in effect on the date indicated or which may be obtained in the future. The pro forma statements should be read in conjunction with the audited financial statements of ITML included elsewhere in this filing, and the financial statements of Myers Industries, Inc. as contained in its Annual Report on Form 10-K for the year ended December 31, 2006. Subsequent to its fiscal year end of October 31, 2006, ITML Plastic Technology Incorporated was amalgamated with its wholly-owned subsidiary company, ITML Horticultural Products Inc., and the newly amalgamated company continued to carry on business under the name of ITML Horticultural Products Inc.

Myers Industries, Inc.
and ITML Unaudited Pro forma Combined Balance Sheet
As of December 31, 2006

Myers Industries, Inc.	ITML	Pro forma Adjustments	Pro forma Combined
Assets
Current Assets
Cash	$ 6,637,389	$ 1,484,629	$(257,982)	(f)	$ 7,864,036
Accounts receivables, net of allowances	98,830,002	44,576,403	(558,726)	(f)	142,847,679

Inventory	86,796,874	35,596,544	1,855,000	(a)	123,956,934
			(291,484)	(f)
Prepaid expenses	5,776,187	903,675	(30,074)	(f)	6,649,788
Deferred income taxes	4,240,386	524,355			4,764,741
Current assets of discontinued operations	105,242,416				105,242,416

Total Current Assets	307,523,254	83,085,606	716,734		391,325,594

Other Assets
Goodwill	162,214,948	6,337,860	(964,405)	(e)	167,588,403
Patents and other intangible assets	5,970,381				5,970,381
Other	3,433,410	2,811,508	208,631	(f)	6,453,549
Long term assets of discontinued operations	31,540,786				31,540,786

Net Property, Plant and Equipment	151,300,441	53,788,250	(3,795,945)	(f)	201,292,746

	$ 661,983,220	$ 146,023,224	$ (3,834,985)		$ 804,171,459

Myers Industries, Inc.
and ITML Unaudited Pro forma Combined Balance Sheet
As of December 31, 2006

Myers Industries, Inc.	ITML		Pro forma Adjustments	Pro forma Combined

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	48,111,122	15,484,994	(467,254)	(f)	63,128,862
Accrued expenses
Employee compensation	18,535,357				18,535,357
Taxes, other than income taxes	2,326,865				2,326,865
Income taxes	1,632,619	471,455			2,104,074
Accrued interest	420,355				420,355
Other	18,675,080	2,146,276	(90,825)	(f)	20,730,531
Current portion of long- term debt	3,235,058	65,369,473	(58,257,771)	(b)	10,029,260
			(317,500)	(f)
Current liabilities of discontinued operations	41,790,763				41,790,763

Total Current Liabilities	134,727,219	83,472,198	(59,133,350)		159,066,067

Long-term Debt	198,274,578	6,286,663	103,807,718	(b)	304,518,959
			(3,850,000)	(f)
Other Liabilities	4,447,222				4,447,222
Deferred Income Taxes	35,400,520	10,919,010	686,000	(d)	47,005,530
Long term liabilities of discontinued operations	8,475,063				8,475,063

Shareholders' Equity
Serial Preferred Shares	-				-
Common Shares	21,347,941	24,375,239	(24,375,239)	(c)	21,347,941
Additional paid-in capital	270,836,471	7,095,432	(7,095,432)	(c)	270,836,471
Accumulated other comprehensive income (loss)	12,497,362				12,497,362
Retained (deficit) income	(24,023,156)	13,874,682	(13,874,682)	(c)	(24,023,156)

	280,658,618	45,345,353	(45,345,353)		280,658,618

	$661,983,220	$146,023,224	$(3,834,985)		$804,171,459

Notes to Unaudited Pro forma Balance Sheet:

Note 1 - The historical balances of ITML as of December 31, 2006, have been converted from Canadian Dollars to U.S. dollars using an exchange rate of $.8576.

( a) To record the fair value adjustment for finished goods inventory acquired.

( b) To reflect additional borrowings under the Company's credit facility used to finance the acquisition and the elimination of debt assumed in the acquisition of $64,450,053 which was immediately retired.

( c) To reflect elimination of the shareholders' equity accounts of ITML.

( d) To reflect estimated deferred income taxes arising from the purchase.

( e) To eliminate historical goodwill of ITML and recognize the estimated excess of fair value of net assets acquired over the purchase price. The purchase price and estimated preliminary purchase price allocation are summarized as follows:

(In thousands)

Assets acquired:
Cash	$1,227
Accounts Receivable	44,018
Inventory	37,160
Property, plant & equipment	49,992
Other	4,418

136,815

Liabilities assumed:
Accounts payable and accruals	(17,545)
Debt	(67,489)
Deferred Income Taxes	(11,605)

(96,639)

Excess purchase price over allocation to identifiable assets and liabilities (goodwill and other intangible assets)	5,374

Total purchase consideration	$45,550

( f) To reflect the adjustment for the 50% interest in a joint venture ITML has accounted for using the proportionate consolidation method under Canadian GAAP. The adjustment reflects accounting for this joint venture under the equity method as prescribed under U.S. GAAP.

Myers Industries, Inc.
and ITML Unaudited Pro forma Combined Statement of Income
For the Year Ended December 31, 2006

	Year-ended December 31	Year-ended October 31
	Myers Industries, Inc.	ITML	Pro forma Adjustments	Pro forma Combined

Net Sales	$ 779,984,388	$ 169,538,743			$ 949,523,131

Cost of Sales	572,438,757	152,200,282	2,638,685	(c)	727,277,724

Gross Profit	207,545,631	17,338,461	(2,638,685)		222,245,207

Selling, General and Administrative Expenses	146,623,067	10,407,955	34,553	(c)	157,065,575

Operating Income	60,922,564	6,930,506	(2,673,238)		65,179,832

Interest Expense, Net	15,848,420	4,475,217	2,029,649	(a)	22,353,286

Income from Continuing Operations Before Income Taxes	45,074,144	2,455,289	(4,702,887)		42,826,546

Income Taxes	16,363,613	(1,072,663)	(831,611)	(b)	14,459,339

Income from Continuing Operations	$28,710,531	$ 3,527,952	$(3,871,276)		$ 28,367,207

Weighted average shares outstanding	34,978,269				34,978,269

Income from Continuing Operations per share	$.82				$.81

Notes to Unaudited Combined Pro forma Income Statements:

Note 1 - The historical amounts for ITML have been converted from Canadian Dollars to U.S. dollars using an average exchange rate of $.8783. In addition, certain amounts have been reclassified to be consistent with the presentation of Myers Industries, Inc. and to conform with U.S. GAAP. These reclassification changes to the ITML statement of income within the accompanying pro forma statements include recording depreciation expense within Cost of Sales ($7,179,707) and Selling, General and Administrative expense ($316,557); reclassification of certain tax credits ($1,090,849) from cost of sales to income taxes and reclassifying Other Expense ($311,737) to Selling, General and Administrative Expense. In addition, ITML's minority interest in WhiteRidge Plastics, LLC reflected in the historical income statement for the year ended October 31, 2006, has been eliminated as the minority interest was acquired subsequent to that date and, accordingly, WhiteRidge Plastics, LLC is now a wholly owned subsidiary.

(a)To record additional interest expense resulting from borrowings used to finance the acquisition and retire assumed debt. The interest rate on the additional borrowings under the company's credit facility of $110 million is assumed to be 5.9% per annum. A change of 1/8 percent in the interest rate would result in a change in interest expense and net income of $137,000 and $86,625, respectively. Included in this adjustment is the elimination of ITML interest expense of $4,475,217 and the additional interest expense under the company's credit facility of $6,504,866.

(b)To adjust the provision for income taxes for the effect of pro forma adjustments using a 37% effective tax rate.

(c)To record the impact on cost of sales of inventory adjustments to fair value in purchase accounting and additional depreciation expense based on straight-line depreciation method using useful lives of 3 to 20 years.